SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	August 30, 2004

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 235-5500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2004, Terayon Communication Systems, Inc. (“Company”) entered into that certain Aircraft Sublease Agreement (“Sublease”) with United Furniture Equipment Rental, Inc. (“Sublessee”) for the Canadair Challenger 604 aircraft, United States Registration Number N881TW; Manufacturer’s Serial No. 5348, together with two (2) General Electric CF34-3B engines bearing manufacturer’s serial numbers 872196 and 872198 (“Aircraft”). The Company leased the Aircraft from General Electric Capital Corporation (“GECC”), as set forth in that certain Aircraft Lease Agreement, as amended (the “GECC Lease”) and related documents between the Company and GECC, which have been previously filed with the Securities and Exchange Commission.

Under the Sublease, Sublessee agrees to pay as rent to the Company a sum of $100,000 each month (subject to certain adjustment provisions), pay all costs related to Sublessee’s flights, maintain the Aircraft in accordance with the Lease, carry insurance on the Aircraft, pay any taxes resulting from the Aircraft and indemnify the Company from any bodily injury or property loss resulting from the Aircraft. Under the Sublease, the Company agrees to make certain expenditures to paint the Aircraft and add certain avionics equipment if required to do so by the Federal Aviation Administration. The Sublease is for the period to December 31, 2006. Sublessee will have the option to purchase the Aircraft at the end of the Sublease pursuant to the terms and conditions of the GECC Lease at the Aircraft’s then fair market value.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
	By:	/s/ Edward Lopez
Edward Lopez
Date: September 3, 2004		Senior Vice President, General Counsel and Human Resources